Exhibit 12.1

Ratio of Earnings to Fixed Charges

	Six Months Ended June 30,		Years Ended December 31,
	2015	2014	2014	2013	2012	2011	2010
Fixed Charges:
Interest Expense	1,871	1,737	3,452	3,799	4,618	5,238	6,194
Capitalized Interest	-	-	-	-	-	-	-
Less: Deposit Interest	(1,526)	(1,463)	(2,904)	(3,276)	(4,077)	(4,687)	(5,679)
Preferred Dividends and Accretion	30	60	117	261	448	814	576
Fixed Charges	375	334	665	784	989	1,365	1,091

Earnings:
Income before Income Taxes	4,607	4,562	9,578	8,132	7,620	6,854	5,464
Fixed Charges (above)	375	334	665	784	989	1,365	1,091
Less: Capitalized Interest	-	-	-	-	-	-	-
Earnings	4,982	4,896	10,243	8,916	8,609	8,219	6,555

Ratio of Earnings to Fixed Charges (1)
Including interest on deposits	3.46	3.63	3.77	3.14	2.65	2.31	1.88
Excluding interest on deposits	14.35	17.65	18.48	16.55	15.09	13.44	11.61

Ratio of Earnings to Fixed Charges and Preferred Stock Dividends (2)
Including interest on deposits	3.42	3.54	3.68	3.00	2.50	2.13	1.81
Excluding interest on deposits	13.29	14.66	15.40	11.37	8.70	6.02	6.01

(1)	For purposes of computing the ratio, earnings consists of income from continuing operations before income taxes and fixed charges. Fixed charges cinsist of interest expense on all borrowings, including/excluding interest on deposits.

(2)	The calculation is the same as the ratio of earnings to fixed charges except that fixed charges also includes pre-tax earnings required to cever preferred stock dividends.

For purposes of computing the ratio of earnings to fixed charges and of earnings to fixed charges and preferred stock dividends, "earnings" consist primarily of income from continuing operations before income taxes and fixed charges, "fixed charges" include interest, expensed or capitalized, on borrowings (including or excluding deposits, as applicable), and the interest component of rental expense and "preferred stock dividends" include pre-tax earnings required to pay the dividends on outstanding preferred stock. As of June 30, 2015, we had 6,000 shares of Series C Preferred Stock outstanding and prior to August 11, 2011, we had 9,000 shares of Series A Preferred Stock outstanding. Preferred stock dividends and any applicable discount accretion amounted to $30,000 and $60,000 for the six months ended June 30, 2015 and 2014, respectively, and $117,000, $261,000, $448,000, $814,000 and $576,000 for the years ended December 31, 2014, 2013, 2012, 2011 and 2010, respectively.

	Six Months Ended June 30,		Years Ended December 31,
	2015	2014	2014	2013	2012	2011	2010
Fixed Charges:
Interest Expense	1,871	1,737	3,452	3,799	4,618	5,238	6,194
Capitalized Interest	-	-	-	-	-	-	-
Less: Deposit Interest	-	-	-	-	-	-	-
Preferred Dividends and Accretion	-	-	-	-	-	-	-
Fixed Charges	1,871	1,737	3,452	3,799	4,618	5,238	6,194

Earnings:
Income before Income Taxes	4,607	4,562	9,578	8,132	7,620	6,854	5,464
Fixed Charges (above)	1,871	1,737	3,452	3,799	4,618	5,238	6,194
Less: Capitalized Interest	-	-	-	-	-	-	-
Earnings	6,478	6,299	13,030	11,931	12,238	12,092	11,658

Ratio of Earnings to Fixed Charges
Including interest on deposits	3.46	3.63	3.77	3.14	2.65	2.31	1.88
Excluding interest on deposits

Ratio of Earnings to Fixed Charges and Preferred Stock Dividends
Including interest on deposits
Excluding interest on deposits

	Six Months Ended June 30,		Years Ended December 31,
	2015	2014	2014	2013	2012	2011	2010
Fixed Charges:
Interest Expense	1,871	1,737	3,452	3,799	4,618	5,238	6,194
Capitalized Interest	-	-	-	-	-	-	-
Less: Deposit Interest	(1,526)	(1,463)	(2,904)	(3,276)	(4,077)	(4,687)	(5,679)
Preferred Dividends and Accretion	-	-	-	-	-	-	-
Fixed Charges	345	274	548	523	541	551	515

Earnings:
Income before Income Taxes	4,607	4,562	9,578	8,132	7,620	6,854	5,464
Fixed Charges (above)	345	274	548	523	541	551	515
Less: Capitalized Interest	-	-	-	-	-	-	-
Earnings	4,952	4,836	10,126	8,655	8,161	7,405	5,979

Ratio of Earnings to Fixed Charges
Including interest on deposits
Excluding interest on deposits	14.35	17.65	18.48	16.55	15.09	13.44	11.61

Ratio of Earnings to Fixed Charges and Preferred Stock Dividends
Including interest on deposits
Excluding interest on deposits

	Six Months Ended June 30,		Years Ended December 31,
	2015	2014	2014	2013	2012	2011	2010
Fixed Charges:
Interest Expense	1,871	1,737	3,452	3,799	4,618	5,238	6,194
Capitalized Interest	-	-	-	-	-	-	-
Less: Deposit Interest	-	-	-	-	-	-	-
Preferred Dividends and Accretion	30	60	117	261	448	814	576
Fixed Charges	1,901	1,797	3,569	4,060	5,066	6,052	6,770

Earnings:
Income before Income Taxes	4,607	4,562	9,578	8,132	7,620	6,854	5,464
Fixed Charges (above)	1,901	1,797	3,569	4,060	5,066	6,052	6,770
Less: Capitalized Interest	-	-	-	-	-	-	-
Earnings	6,508	6,359	13,147	12,192	12,686	12,906	12,234

Ratio of Earnings to Fixed Charges
Including interest on deposits
Excluding interest on deposits

Ratio of Earnings to Fixed Charges and Preferred Stock Dividends
Including interest on deposits	3.42	3.54	3.68	3.00	2.50	2.13	1.81
Excluding interest on deposits